     As filed with the Securities and Exchange Commission on April 14, 2000
                                    Registration Statement No. 333-_____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                         AVANT IMMUNOTHERAPEUTICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                      13-3191702
    (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

                                119 FOURTH AVENUE
                          NEEDHAM, MASSACHUSETTS 02494
                                 (781) 433-0771
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         AVANT IMMUNOTHERAPEUTICS, INC.
                      1999 STOCK OPTION AND INCENTIVE PLAN
                            (Full Title of the Plan)

                      ------------------------------------

            UNA S. RYAN, PH.D., PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         AVANT IMMUNOTHERAPEUTICS, INC.
                                119 FOURTH AVENUE
                          NEEDHAM, MASSACHUSETTS 02494
                                 (781) 433-0771
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                      ------------------------------------

                                    Copy to:

                              STUART M. CABLE, P.C.
                            ETTORE A. SANTUCCI, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                      ------------------------------------
                          -----------------------------

                         CALCULATION OF REGISTRATION FEE


===============================================================================================================================
                                                                Proposed Maximum        Proposed Maximum
Title of each Class of Securities to be   Amount to be         Offering Price Per      Aggregate Offering         Amount of
             Registered                  Registered (2)            Share (3)               Price (3)           Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value (1)          2,000,000                 7.2813                14,562,600              3850.00
===============================================================================================================================

(1) This Registration Statement also relates to Rights to purchase shares of Series C-1 Junior Participating Cumulative Preferred Stock of the Registrant which are attached to all shares of Common Stock issued, pursuant to the terms of the Registrant's Shareholder Rights Agreement dated November 10, 1994. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such stock. Because no separate consideration is paid for the Rights, the registration fee therefor is included in the fee for the Common Stock.

(2) This Registration Statement also relates to such additional number of shares as may be required pursuant to the Avant Immunotherapeutics, Inc. 1999 Stock Option and Incentive Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale price of the common stock of Avant Immunotherapeutics, Inc. as reported on the Nasdaq National Market on April 12, 2000.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference the documents listed below, which have previously been filed with the Commission.

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         (b) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on September 22, 1986 under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendments or reports filed for the purpose of updating such description.

         (c) The description of the rights to purchase shares of the Company's Series C-1 Junior Participating Cumulative Preferred Stock contained in the Company's Registration Statement on Form 8-A, filed on November 14, 1994, and all amendments and reports updating such description.

         In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law (the "DGCL"), which enables a corporation to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the company,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under to Section 145 or (iv) for any transaction from which a director derived an improper personal benefit. The Company has adopted such provisions in the company's Amended and Restated Bylaws (the "Bylaws").

         The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court. The Bylaws of the company provide for indemnification to the fullest extent authorized by the DGCL and, therefore, these statutory indemnification rights are available to the directors, officers, employees and agents of the Companies. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors and officers of the company pursuant to the foregoing provision or otherwise, the company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is therefore, unenforceable.

         The Company currently carries a directors' and officers' liability insurance policy which provides for payment of expenses of the company's directors and officers in connection with threatened, pending or completed actions, suits or proceedings against them in their capacities as directors and officers, in accordance with the Bylaws and the DGCL.

Item 8.  EXHIBITS.

         The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

         No.      Exhibit
         ---      -------

         5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
         23.1     Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.
         23.2     Consent of Goodwin, Procter & Hoar LLP (included in Exhibit
                  5.1).
         24.1 Powers of Attorney (included on page 4 of this registration statement).

Item 9.           UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts, on April 14, 2000.

                             AVANT IMMUNOTHERAPEUTICS, INC.

                             By: /S/ UNA S. RYAN
                                 -----------------------------------------------
                                 Una S. Ryan, Ph.D.
                                 President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, each of whom also constitutes and appoints Una S. Ryan and Avery W. Catlin, and each of them singly, his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, under the Securities Act of 1933, as amended, relating to securities of the same class(es) registered under this Registration Statement and to file the same and all exhibits thereto and any other documents in connection therewith with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

              SIGNATURE                                     TITLE                                       DATE

/S/ J. BARRIE WARD                              Chairman                                      April 14, 2000
------------------------------------------
J. Barrie Ward, Ph.D.


/S/ UNA S. RYAN                                 President, Chief Executive Officer and        April 14, 2000
------------------------------------------      Director (Principal Executive Officer)
Una S. Ryan, Ph.D.


/S/ FREDERICK W. KYLE                           Director                                      April 14, 2000
------------------------------------------
Frederick W. Kyle


/S/ JOHN L. LITTLECHILD                         Director                                      April 14, 2000
------------------------------------------
John L. Littlechild


/S/ THOMAS R. OSTERMUELLER                      Director                                      April 14, 2000
------------------------------------------
Thomas R. Ostermueller


/S/ HARRY H. PENNER, JR.                        Director                                      April 14, 2000
------------------------------------------
Harry H. Penner, Jr.


                                                Director
------------------------------------------
Peter Sears, Esq.


/S/ AVERY W. CATLIN                             Chief Financial Officer                       April 14, 2000
------------------------------------------      (Principal Financial Officer and
Avery W. Catlin                                 Principal Accounting Officer)

                                  EXHIBIT INDEX


     Exhibit No.                      Description
     -----------                      -----------

         5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

         23.1     Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

         23.2     Consent of Goodwin, Procter & Hoar LLP (included in
                  Exhibit 5.1).

         24.1 Powers of Attorney (included on page 4 of this registration statement).